<DOCUMENT>
<TYPE>EX-32.2
<SEQUENCE>4
<FILENAME>hybridexhbit321-093004.txt
<DESCRIPTION>CERTIFICATION OF CFO PER SECTION 906
<TEXT>
                                                                    EXHIBIT 32.2

                                  CERTIFICATION
                 Pursuant to 18 United States Code Section 1350

      The undersigned hereby certifies that the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 of Hybrid Fuel Systems, Inc.(the "Company")
filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                            /s/  Mark Clancy
                                            ---------------------------------
                                                 Mark Clancy
                                                 Chief Financial Officer
                                                 November 15, 2004

A signed original of this written statement required by Section 906 has been provided to Hybrid Fuel Systems, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

</TEXT>
</DOCUMENT>